Exhibit 99.1

Contact:	Michael G. Webb Chief Financial Officer (901) 367-0888 Ext. 1226
BACK YARD BURGERS’ ANNOUNCES SPECIAL STOCKHOLDER MEETING FOR
AUGUST 3, 2007 IN MEMPHIS, TENNESSEE
MEMPHIS, Tennessee (July 2, 2007) — Back Yard Burgers, Inc. (NASDAQ:BYBI) announced today that it has established a record date and special meeting date for its stockholders to consider and vote on a proposal to adopt the previously announced merger agreement providing for the acquisition of Back Yard Burgers by BBAC, LLC, and, if necessary, to adjourn the meeting until a later date or dates to permit further solicitation and vote of proxies. Back Yard Burgers’ stockholders of record at the close of business on Friday, July 6, 2007, will be entitled to notice of the special meeting and to vote on the proposal. The special stockholder meeting will be held on Friday, August 3, 2007, in Memphis, Tennessee. The exact time and place of the special meeting will be set forth in Back Yard Burgers’ proxy statement which is expected to be mailed the week of July 9, 2007.
About Back Yard Burgers
Back Yard Burgers operates and franchises quick-service restaurants in 20 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.
About the Transaction
This press release is not a proxy statement or a solicitation of proxies from the holders of Back Yard Burgers’ common stock or preferred stock. In connection with the proposed merger, Back Yard Burgers will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Back Yard Burgers, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement
1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888 | Fax 901 367 0999 | www.backyardburgers.com |
Nasdaq Symbol BYBI

Exhibit 99.1
and such other documents may also be obtained for free by directing such request to Back Yard Burgers, Inc., Investor Relations, 1657 N. Shelby Oaks Drive, Memphis, Tennessee 38134, telephone: (901) 367-0888 or on the investor relations page of Back Yard Burgers’ website at http://www.backyardburgers.com.
Back Yard Burgers and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Back Yard Burgers’ participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.
Forward-looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Back Yard Burgers intends these forward-looking statements to be covered by the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the merger and the other transactions contemplated by the merger agreement. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Back Yard Burgers may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with BBAC, LLC and BBAC Merger Sub, Inc.; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations; the potential difficulties in employee retention as a result of the merger; and the impact of the indebtedness to be incurred to finance the consummation of the merger.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Back Yard Burgers, Inc. disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.
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1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888 | Fax 901 367 0999 | www.backyardburgers.com |
Nasdaq Symbol BYBI